===============================================================================

                    SCHEDULE 14A INFORMATION

            PROXY STATEMENT PURSUANT TO SECTION 14(A)
             OF THE SECURITIES EXCHANGE ACT OF 1934
                       (AMENDMENT No.    )
                                      ---

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ] Check the appropriate box: [ ] Preliminary Proxy Statement [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                             STEEL TECHNOLOGIES INC.
        -----------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

        -----------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-
     6(i)(4) and 0-11.
     (1)  Title of each class of securities to which transaction applies:

          ------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

          ------------------------------------------------------
     (5) Total fee paid:

          ------------------------------------------------------
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:

          ------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ------------------------------------------------------
     (3)  Filing Party:

          ------------------------------------------------------
     (4)  Date Filed:

          ------------------------------------------------------

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



                             STEEL TECHNOLOGIES INC.



                    Notice of Annual Meeting of Shareholders
                         To Be Held on January 25, 2007


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of STEEL TECHNOLOGIES INC. (the "Company") will be held at the Company's Corporate Offices, 15415 Shelbyville Road, Louisville, Kentucky, on Thursday, January 25, 2007 at 9:00 A.M. (Eastern Standard Time), for the following purposes:

     (1) To elect one class of three directors for a term expiring in 2010;

     (2) To consider and act upon a proposal to approve the Steel Technologies Inc. 2007 Cash Bonus Plan; and

     (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on December 1, 2006 are entitled to notice of, and to vote at, the Annual Meeting. In the event the Annual Meeting should be adjourned to a date or dates later than May 18, 2007, the Board of Directors will establish a new record date for purposes of determining those shareholders entitled to notice of, and to vote at, any such adjournments. The transfer books will not be closed.


                                          By Order of the Board of Directors



                                          JOHN M. BAUMANN, JR.
                                          Secretary


15415 Shelbyville Road
Louisville, Kentucky 40245
December 21, 2006





--------------------------------------------------------------------------------
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.
--------------------------------------------------------------------------------

                             STEEL TECHNOLOGIES INC.
                             15415 Shelbyville Road
                           Louisville, Kentucky 40245

                                 PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Steel Technologies Inc., a Kentucky corporation (the "Company"), to be used at the Annual Meeting of Shareholders of the Company to be held at 9:00 A.M. (Eastern Standard Time), on Thursday, January 25, 2007, at the Company's Corporate Offices, 15415 Shelbyville Road, Louisville, Kentucky, and at any and all adjournments thereof, for the purposes set forth in the accompanying Notice of the meeting.

     Shares represented by duly executed proxies in the accompanying form received prior to the meeting, and not revoked, will be voted at the meeting, or at any adjournments within 120 days thereof, in accordance with the choices specified on the ballot. Such proxy may be revoked by the person executing it at any time before the authority thereby granted is exercised by giving written notice to the Secretary of the Company, by delivery of a duly executed proxy bearing a later date, or by voting in person at the meeting. Attendance at the meeting will not have the effect of revoking a proxy unless the shareholder so attending so notifies the secretary of the meeting in writing prior to voting of the proxy.

     The expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling, and mailing this proxy statement and the accompanying form of proxy, will be borne by the Company. In addition to the solicitation of proxies by mail, certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The Company will also request persons, firms, and corporations holding shares in their names, or in the names of their nominees, which shares are beneficially owned by others, to send this proxy material to, and obtain proxies from, such beneficial owners, and will reimburse such holders for their reasonable expenses in so doing.

     The presence in person or by proxy of shareholders holding a majority of the outstanding shares of the Company's Common Stock will constitute a quorum for the transaction of all business at the Annual Meeting. A shareholder voting for the election of directors may withhold authority to vote for all nominees for directors or may withhold authority to vote for certain nominees for directors. Votes withheld from the election of any nominee for director and broker non-votes (that is, shares held in the name of a brokerage firm for which the broker lacks discretionary voting authority) will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be counted in the number of votes cast on any matter. If a broker does not receive voting instructions from the beneficial owner of shares on a particular matter and indicates on the proxy that it does not have discretionary authority to vote on that matter, those shares will not be considered as present and will not be entitled to vote with respect to that matter.

     This proxy statement and the accompanying form of proxy are being mailed to shareholders commencing on or about December 21, 2006.

                               VOTING SECURITIES

     Only shareholders of record at the close of business on December 1, 2006 are entitled to vote at the Annual Meeting or any adjournments within 120 days thereof. As of December 1, 2006, there were 13,056,873 shares of the Company's Common Stock outstanding and entitled to vote.

     Each share of Common Stock entitles the holder to one vote on all matters presented at the Annual Meeting, except that cumulative voting applies in the election of directors. Under cumulative voting, the holder of each share of Common Stock has the right to cast as many votes in the aggregate as he owns shares of such stock, multiplied by the number of directors to be elected, and each shareholder may cast the whole number of such votes for one nominee or distribute such votes in any proportion among two or more nominees.

     The following table sets forth certain information regarding those persons known to management of the Company to own of record or beneficially more than five percent (5%) of the outstanding shares of the Company's Common Stock and the ownership of such Common Stock by all directors and officers of the Company as a group:




                                           Amount and Nature      Percent
                                             of Beneficial          of
         Name and Address                 Ownership (1)(2)(3)    Class (1)
         ----------------                 -------------------    ---------

Royce & Associates, LLC .................      1,448,100(4)      11.09%
   1414 Avenue of the Americas
   New York, NY  10019

Dimensional Fund Advisors Inc ...........      1,110,304(5)       8.50%
   1299 Ocean Avenue, 11th floor
   Santa Monica, California 90401

Wellington Management Company, LLP ......      1,076,500(6)       8.24%
     75 State Street
     Boston, Massachusetts 02109

All directors and officers
   as a group (24 persons)...............      1,781,525(7)      13.64%


---------------------------

(1) Except as otherwise indicated, the table reflects share ownership and the percentage of such ownership as of December 1, 2006.

(2) Except as otherwise indicated, each person or entity shown has sole voting and investment power with respect to the shares of Common Stock owned by him or it.

(3)  Information with respect to beneficial ownership has been obtained from the
     Company's   shareholder   records   and  from   information   provided   by
     shareholders.

(4) Based upon a Schedule 13F, filed on September 30, 2006, with the Securities and Exchange Commission by Royce & Associates, LLC. Includes 1,448,100 held with sole voting power.

(5)  Based upon a Schedule 13F, filed on September 30, 2006, with the Securities
     and  Exchange   Commission  by  Dimensional  Fund  Advisors  Inc.  Includes
     1,091,304 shares held with sole voting power.

(6) Based upon a Schedule 13F, filed on September 30, 2006, with the Securities and Exchange Commission by Wellington Management Company, LLP. Includes 304,400 shares held with sole voting power.

(7) Reflects ownership as of December 1, 2006 including 197,025 shares subject to outstanding options under the Company's stock option plans which are either presently exercisable or will become exercisable within 60 days.

     See "Election of Directors" below for share ownership information with respect to nominees for election as directors and continuing directors.

                          ITEM I. ELECTION OF DIRECTORS

     The Board of Directors is presently divided into three classes consisting of three directors in each class. Each class is elected for a three-year term expiring in successive years. In compliance with The NASDAQ Stock Market listing requirements, a majority of the nine-member Board of Directors, five, are independent.

     The nominees for election as Class II directors, recommended for nomination by the Nominating and Governance Committee, are Messrs. Michael J. Carroll, Stuart N. Ray, and William E. Hellmann. The shareholders at the 2004 Annual Meeting elected all for a three-year term expiring at the 2007 Annual Meeting. If elected, Messrs. Carroll, Ray, and Hellmann will hold office for a three-year term expiring in 2010 and until their respective successors have been elected and qualified.

     Shareholders voting at the Annual Meeting may not vote for more than the number of nominees listed in this Proxy Statement. Directors will be elected by a plurality of the total votes cast at the Annual Meeting. That is, the three nominees receiving the greatest number of votes for Class II directors will be deemed elected directors. It is the intention of the persons named as proxies in the accompanying form of proxy (unless authority to vote therefor is specifically withheld) to vote for the election of the three nominees for Class II directors. In the event that any of the nominees become unavailable (which is not now anticipated by the Company), the persons named as proxies have discretionary authority to vote for a substitute nominee designated by the present Board of Directors. The Board of Directors has no reason to believe that any of said nominees will be unwilling or unable to serve if elected.

     The following table contains certain information regarding each of the nominees for election as directors at this year's annual meeting and each continuing director. Each of these individuals has furnished the respective information shown. Except as otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares of Common Stock owned by him.

                                                         Shares of Common Stock
                                                          Beneficially Owned as
                                                          of December 1, 2006
                                                       -------------------------
      Name and                              Year First
Principal Occupation                          Became    Number of    Percent
    or Employment                       Age  Director    Shares     of Class
----------------------                  --- ---------  ---------- -------------

Nominees for Directors
Class II
(Term Expiring in 2010)

Michael J. Carroll....................    49   1995    123,262(1)        *
    President &
    Chief Operating Officer

Stuart N. Ray.........................    44   2002    335,506(2)     2.57%
    President & Chief Operating
    Officer of Mi-Tech Steel, Inc.

William E. Hellmann...................    57   1985      9,942(3)        *
    Member, Stites & Harbison, PLLC

Continuing Directors
Class III
(Term Expiring in 2008)

Merwin J. Ray.........................    77   1971    535,743(4)     4.10%
    Founding Chairman

Bradford T. Ray.......................    48   1989    543,997(5)     4.17%
    Chairman of the Board &
    Chief Executive Officer

Doug A. Bawel  .......................    51   1999     21,425(6)        *
    President & Chief Executive
    Officer, Jasper Engine &
    Transmission Exchange


                                       4



                                                         Shares of Common Stock
                                                          Beneficially Owned as
                                                          of December 1, 2006
                                                       -------------------------
      Name and                              Year First
Principal Occupation                          Became    Number of    Percent
    or Employment                       Age  Director    Shares     of Class
----------------------                  --- ---------  ---------- -------------
Class I
(Term Expiring in 2009)

Jimmy Dan Conner......................   53    1995     19,399(7)        *
    Vice President, Branch Banking &
    Trust Insurance Services, Inc.

Andrew J. Payton......................   48    1997     12,915           *
    Owner and President,
    Payton & Associates
    (executive and professional
    recruiting services)

Mark G. Essig.........................   48    2003     10,571           *
    President &
    Chief Executive Officer,
    Barjan Products, LLC

---------------------------

*  Less than 1%

(1) Includes 1,500 shares held by one of Mr. Carroll's children. Also includes 20,000 shares subject to outstanding options under the Company's stock option plans which are either presently exercisable or will become exercisable within 60 days.

(2) Includes 3,840 held by Mr. Stuart Ray's wife, 46,116 held by Mr. Ray's children, and 10,875 shares subject to outstanding options under the Company's stock option plans which either are or will be become exercisable within 60 days.

(3) Includes 1,718 shares, the receipt of which has been deferred under the non-employee directors' stock plan.

(4)  Includes 28,844 shares held by Mr. Merwin Ray's wife.

(5) Includes 4,985 shares held by Mr. Bradford Ray's wife, 53,241 shares held by Mr. Ray's children, and 92,500 shares subject to outstanding options under the Company's stock option plans which are either presently exercisable or will become exercisable within 60 days.

(6)  Includes 7,126 shares held by Mr. Bawel's grandchildren.

(7) Includes 3,436 shares, the receipt of which has been deferred under the non-employee directors' stock plan.

Nominees for Directors

     Mr. Michael J. Carroll has served as President & Chief Operating Officer of the Company since November 1999. He previously held the position of Executive Vice President from January 1995 to November 1999. He also serves as a Director of Mi-Tech Steel, Inc., a corporate joint venture owned 50% each by the Company and by Mitsui Steel Holdings, Inc.

     Mr. Stuart N. Ray has served as President & Chief Operating Officer and a Director of Mi-Tech Steel, Inc. since 1995. He previously held the position of Vice President of Steel Technologies from 1995 to 2006. Mr. Ray is the brother of Bradford T. Ray, Chairman of the Board and Chief Executive Officer of the Company and son of Merwin J. Ray, Founding Chairman and a Director of the Company.

     Mr. William E. Hellmann is a member in the law firm of Stites & Harbison, PLLC, Louisville, Kentucky. Stites & Harbison serves as an outside counsel to the Company.

Continuing Directors

     Mr. Merwin J. Ray has served as Founding Chairman since January 2002. He previously held the position of Chairman of the Board from the inception of the Company in 1971 to January 2002 and Chief Executive Officer from May 1985 to November 1999.

     Mr. Bradford T. Ray has served as Chairman of the Board since January 2002 and Chief Executive Officer of the Company since November 1999. He previously held the positions of President & Chief Operating Officer from November 1994 to November 1999. He also serves as a Director of Mi-Tech Steel, Inc.

     Mr. Doug A. Bawel has served as President & Chief Executive Officer of Jasper Engine & Transmission Exchange in Jasper, Indiana since 1987. He has over 25 years in the automotive industry and is a well-known lecturer on the subject of the automotive aftermarket.

     Mr.  Jimmy  Dan  Conner  is a Vice  President  of  Branch  Banking  & Trust
Insurance  Services,  Inc.  ("BB&T").  Mr.  Conner was  President  of Old Colony
Insurance Service, Inc., Crestwood, Kentucky from January 1993 prior to Old Colony Insurance Services being acquired by BB&T on May 1, 2003.

     Mr. Andrew J. Payton is the Owner and President of Payton & Associates, an executive and professional recruiting and consulting firm located in Louisville, Kentucky. He has been Owner and President since October 1995. Mr. Payton has also served as Chief Marketing Officer of the law firm Wyatt Tarrant & Combs LLC in Louisville, Kentucky since November 2004.

     Mr. Mark G. Essig is the current President & Chief Executive Officer of Barjan Products, LLC in Rock Island, Illinois. He has held that position since September 2002. He previously held the positions of President & Chief Executive Officer of GS Industries, Inc. from 1998 to 2002 and Chairman from 2000 to 2002. He was also Executive Vice President of AK Steel Corp. from 1992 to 1997.

Meetings of the Board

     The Board of Directors met five times during fiscal 2006. All incumbent directors attended at least 75% of the aggregate number of meetings of the Board and the committees of which they were members. The Company's policy is that all directors are expected to attend the annual shareholder meeting. Eight of the nine directors attended the last annual meeting held in January 2006.

Committees of the Board

     The Board of Directors has standing Compensation, Audit, and Nominating and Governance Committees. Each member of the Committees is independent as defined in the listing standards of The NASDAQ Stock Market, on which the Company's common stock is listed.

     The Compensation Committee is chaired by Mr. Essig and includes Messrs. Conner, Payton, and Bawel. The Compensation Committee, which met five times in fiscal 2006, considers, approves, and recommends to the Board of Directors the compensation of the Company's executive officers. In addition, the Compensation Committee administers the Company's stock option plans, including the granting of stock options under such plans, and also administers the Company's 2006 Restricted Stock Plan, including the awarding of restricted shares under the plan.

     The Audit Committee, which met five times in fiscal 2006, is chaired by Mr. Payton, and includes Messrs. Essig and Bawel. The Board of Directors has determined that Mr. Essig is an "Audit Committee financial expert" as defined by applicable legislation and regulations and is independent as defined by the listing standards of The NASDAQ Stock Market. The principal functions and responsibilities of the Audit Committee are to (i) assist the Board of Directors in fulfilling its oversight responsibilities for the financial reporting process, the system of internal control, the audit process, and the Company's process for monitoring compliance with laws and regulations and the code of conduct, (ii) appoint, compensate, and oversee the work of any independent registered public accounting firm employed by the Company, (iii) resolve any disagreements between management and the independent registered public accounting firm regarding financial reporting, (iv) pre-approve all auditing and permissible non-audit services, (v) retain independent counsel, accountants, or others to advise the Audit Committee or assist in the conduct of an investigation, (vi) seek any information it requires from employees-all of whom are directed to cooperate with the Audit Committee's requests-or external parties, and (vii) meet with company officers, internal and external auditors, or outside counsel, as necessary. The Audit Committee has operated under a written charter adopted by the Board of Directors in 2000 and revised in 2003 and 2005, which may be viewed on the Company website at www.steeltechnologies.com.

     The Nominating and Governance Committee is chaired by Mr. Conner and includes Messrs. Essig and Bawel. The committee was established, and met one time, in November 2006. Prior to the Committee being established, the independent directors, acting as a group, fulfilled the role and responsibilities of a nominating committee. The principal functions and responsibilities of the Committee are to (a) identify and evaluate individuals qualified to become members of the Board, (b) evaluate the qualifications of director candidates provided by the Chairman of the Board and shareholders, and
(c) recommend all approved candidates to the Board for nomination to the Company's shareholders. The Committee evaluates all recommended candidates based upon whether each individual is of high personal and professional integrity and the ability of each to contribute to the Board's effectiveness in serving the interests of the Company's shareholders. The Committee also develops, reviews and reassesses corporate governance principles and monitors compliance with the corporate governance principles and procedures. The Committee's Charter may be viewed on the Company's website at www.steeltechnologies.com.

Compensation Committee Interlocks and Insider Participation

     In fiscal 2006, none of the executive officers of the Company served on the compensation committee or on any other committee of the board of directors performing similar functions of any other entity, any of whose officers or directors served on the Company's Board of Directors or Compensation Committee.

Independence and Compensation of Directors

     The Board of Directors has determined that Messrs. Bawel, Conner, Essig, Hellmann, and Payton are independent directors as defined by the listing standards of The NASDAQ Stock Market and have no relationship with the Company which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Directors, who are not officers or employees of the Company, receive a fee of $7,500 per quarterly board meeting for their services as a director and are reimbursed for travel and other expenses incurred in connection with their attendance at meetings of the Board. All nonemployee directors who, as of the first day of any calendar year, have not attained the age of 60, receive one-half of their fee in the form of shares of Steel Technologies Common Stock. Any nonemployee director may elect to receive the entire remaining portion of their fee in the form of Common Stock. In addition, the Audit Committee Chair receives a cash fee of $1,500, Audit Committee members receive a cash fee of $1,000, and the Compensation Committee Chair receives a cash fee of $1,000 for attendance at each quarterly meeting of their respective committees.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers, and persons who own more than 10% of the outstanding Common Stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. Officers, directors, and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. One director, Mr. Stuart N. Ray, and one executive officer, Mr. Brad A. Goranson, each did not timely file, by less than one week, one report covering transactions in connection with the grant of stock options. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, all Section 16(a) filing requirements applicable to all other of its officers and directors were complied with during fiscal 2006.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation
     The following table sets forth cash and certain other compensation for the fiscal years ended September 30, 2006, 2005, and 2004 paid or accrued by the Company, and its subsidiaries, as well as the stock awards granted, to the Company's Chief Executive Officer and its other Executive Officers





                                             Summary Compensation Table

                                                                                         Long-Term
                                              Annual Compensation                      Compensation
                                              -------------------           ---------------------------------
                                                                                                Securities
                                                                                                Underlying
       Name and                                             Other Annual   Restricted Stock    Stock Option          All Other
  Principal Position        Year      Salary      Bonus     Compensation    Awards ($)(12)   Awards (# shares)   Compensation (13)
  ------------------        ----      ------      -----     ------------   ---------------   -----------------   ----------------

Bradford T. Ray             2006    $297,500     $297,946        (4)        $301,990 (1)(2)          0           $    36,048
 Chairman of the Board &    2005     290,000      695,000        (4)                                 0                44,325
 Chief Executive Officer    2004     285,000      570,000    $207,604 (5)                            0               187,983

Michael J. Carroll          2006     255,250      260,702      50,000 (6)    185,840 (1)(2)          0                80,237
 President &                2005     250,000      608,129     136,315 (7)                            0               169,241
 Chief Operating Officer    2004     246,250      492,500        (4)                                 0               175,976

Joseph P. Bellino           2006     116,572 (8)   42,172        (4)            (9)              7,500 (10)            9,462
 Chief Financial Officer &  2005     178,646      286,689        (4)                                 0                23,226
 Treasurer                  2004     177,396      298,715        (4)                                 0                20,770

Roger D. Shannon            2006      33,654 (11)  23,409        (4)         116,150 (1)(3)          0                     0
 Chief Financial Officer &
 Treasurer

Brad A. Goranson            2006     153,750       93,108        (4)         112,050 (1)(2)      7,500                13,578
 Senior Vice President-     2005     150,000      217,189        (4)                                 0                12,306
 Sales                      2004     147,250      227,489        (4)                                 0                15,919


Howard F. Bates, Jr.        2006     144,800       68,371        (4)               0                 0                21,517
 Vice President -           2005     144,800      173,751        (4)                                 0                21,535
 Technical Services         2004     144,800      209,677        (4)                                 0                23,343



(1) Although each of the awards made in 2006 are subject to certain restriction periods, none of which had lapsed as of September 30, 2006, the value of restricted stock awards represented in the Summary Compensation Table is based on the closing price of the Company's Common Stock on the date of the restricted stock grant multiplied by all the restricted shares awarded to that individual. Until the restrictions lapse, each participant only has voting power and the right to receive dividends. The shareholders approved the Company's 2006 Restricted Stock Plan at the 2006 Annual Meeting of Shareholders.

(2) Restricted stock awards were granted on April 28, 2006, when the closing price of the Company's Common Stock was $23.23, and the restrictions lapse ratably on the anniversary date over a three-year period.

(3) Restricted stock awards were granted on July 28, 2006, when the closing price of the Company's Common Stock was $22.41, and the restrictions lapse ratably on the anniversary date over a five-year period.

(4)  Amount does not exceed 10% of salary and bonus.

(5) Amount includes $175,000 retention bonus and $20,496 for imputed interest income and gross-up of taxes on that interest required by an employment agreement which term expired in 2004.

(6) Amount reflects retention bonus of $100,000 received January 15, 2006, one-half in cash and one-half contributed to his nonqualified deferred compensation account, pursuant to the Employment Agreement between the Company and Mr. Carroll.

(7) Amount includes one-half of an execution bonus received pursuant to the Employment Agreement entered into on November 19, 2004 between the Company and Mr. Carroll.

(8)  Amount reflects salary payable through May 12, 2006.

(9) 5,000 shares of restricted stock were forfeited upon his resignation in May 2006.

(10) Amount reflects options granted on November 4, 2006 under the Company's 2000 Stock Option Plan, which were forfeited upon his resignation in May 2006.

(11) Amount  reflects  salary  payable from July 24, 2006 through  September 30,
     2006.

(12) The following table provides information with respect to the executive officers concerning the number of restricted shares held as of September 30, 2006, which are subject to certain restriction periods, none of which had lapsed as of September 30, 2006, with stated value based upon the closing price of the Company's Common Stock on September 30, 2006 of $19.63.

                   Number of Shares of       Value of Restricted Shares of Stock
Name                Restricted Stock                on September 30, 2006
----                ----------------                ---------------------
Bradford T. Ray          13,000                            $255,190
Michael J. Carroll        8,000                             157,040
Roger D. Shannon          5,000                              98,150
Brad A. Goranson          5,000                              98,150

(13) Amount reported for each individual includes the company contribution to the Company's 401(k) defined contribution plan, Nonqualified Deferred Compensation Plan, long term care program, and dividends paid on restricted stock under the Company's 2006 Restricted Stock Plan.

Employment Agreement

     Effective November 19, 2004, the Company entered into an Employment Agreement with Michael J. Carroll (the "Employment Agreement"). Pursuant to the Employment Agreement, Mr. Carroll will serve as President and Chief Operating Officer of the Company at an annual base salary of $250,000, subject to an annual review by the Compensation Committee to determine whether an increase is advisable. In addition to his base salary, Mr. Carroll is eligible to participate in the Company's cash bonus plan and other employee benefit plans available to the Company's executive officers. The Employment Agreement has a term of five years and two months and, pursuant to its terms, Mr. Carroll received a $250,000 execution bonus upon entering into the Employment Agreement, half in cash and half contributed to his nonqualified deferred compensation account. The Employment Agreement provides that Mr. Carroll shall receive retention bonuses in the amount of $100,000, half in cash and half contributed to his nonqualified deferred compensation account, on January 15, 2006, 2007, 2008, 2009, and 2010 payable if, and only if,

Mr. Carroll is employed by the Company on each corresponding date. The Employment Agreement provides that, if Mr. Carroll terminates his own employment during the five-year and two month term of the Employment Agreement or the Company terminates Mr. Carroll "for cause,: Mr. Carroll would be prohibited from competing, directly or indirectly, with the Company as defined in the Employment Agreement. The Employment Agreement provides that, if the Company terminates Mr. Carroll "without cause," he shall be entitled to receive a lump sum benefit equal to one time the sum of his base salary and an amount equal to all bonuses paid to him by the Company for the 12 month period immediately preceding the date of his termination. If Mr. Carroll becomes disabled or dies during the term of the Employment Agreement, in addition to any death benefits payable under life insurance or other Company's employee benefit plans, the Company will pay to Mr. Carroll or his estate a benefit equal to 50% of his base salary plus an amount equal to all bonuses he would have received through the end of the next four fiscal quarters. If Mr. Carroll dies, becomes disabled, or has his employment terminated without cause, the Company will continue to pay any medical and life insurance premiums for Mr. Carroll and his dependants for the remainder of the term of the Employment Agreement with the beneficiary of the policy making the same contributions.

Advisory, Confidentiality and Noncompetition Agreement

     Mr. Merwin J. Ray, Founding Chairman of the Company, has agreed to serve in a management advisory role to the Company at the request and direction of the Board of Directors or executive officers of the Company and agreed not to compete, directly or indirectly, with the Company. Pursuant to the Advisory, Confidentiality and Noncompetition Agreement (the "Agreement"), which expires on December 31, 2011, Mr. Ray receives quarterly payments of $77,500.

Executive Officer Supplemental Retirement Payment Agreement

     In 2003, the Company entered into an agreement with Howard F. Bates, Jr. (the "Agreement"). Pursuant to the Agreement, the Company will make supplemental payments to Mr. Bates upon his retirement of $1,454.28 per month for a period of 120 months. Mr. Bates informed the Company of his retirement which shall become effective on or about December 31, 2006. Should Mr. Bates die following his retirement, but before the expiration of 120 months, the unpaid balance of the monthly payments will be paid monthly for the remainder of the period to his designated beneficiary.

Stock Option Grants

     The following table presents information with respect to grants of incentive stock options that were made during the fiscal year ended September 30, 2006 to each of the named executive officers.



                        Option Grants in Last Fiscal Year
                                Individual Grants

                        Number of                                             Potential Realizable
                       Securities   % of Total                                 Value at Assumed
                       Underlying     Options                                 Annual Rates of Stock
                         Options    Granted to     Exercise                     Price Appreciation
                         Granted   Employees in     Price      Expiration        For Option Term
    Name               (#shares)    Fiscal Year    ($/share)      Date          ---------------
    ----               ---------    -----------    ---------      ----           5%         10%
                                                                                ----       ----

Bradford T. Ray             0           - -          - -          - -           - -         - -
Michael J. Carroll          0           - -          - -          - -           - -         - -
Joseph P. Bellino (1)   7,500           8.24         (1)          (1)           (1)         (1)
Roger D. Shannon            0           - -          - -          - -           - -         - -
Brad A. Goranson (2)    7,500           8.24       $25.21       11/04/2015    $118,916   $279,039
Howard F. Bates             0           - -          - -          - -           - -         - -



---------------------------

(1) Options granted in fiscal year 2006 to the named individual were forfeited in May 2006.

(2) Options granted in fiscal year 2006 to the named individual were made at 100% of fair market value on the date of the grant, and become exercisable at a rate of 20% per year beginning with the first anniversary of the grant.

Option Exercises and Holdings

     The following table presents information with respect to stock options exercised during the last fiscal year by the named executive officers, as well as the status and current value of unexercised stock options held as of September 30, 2006.






                                              Aggregated Option Exercises in Last Fiscal Year
                                                    and Fiscal Year-End Option Values
                                               --------------------------------------------

                                                                   Number of Securities
                                                                  Underlying Unexercised
                                                                         Options at                  Value of Unexercised
                            Shares Acquired                          September 30, 2006            In-the-Money Options at
                              on Exercise        Value                   (# shares)                 September 30, 2006 (1)
    Name                      (# shares)       Realized          Exercisable    Unexercisable     Exercisable    Unexercisable
    ----                     ----------       ------------       -----------    -------------     -----------    -------------

Bradford T. Ray ...........        0             $0               92,500          7,500            $1,001,138       $60,683

Michael J. Carroll.........        0              0               20,000          8,000               223,968        73,120

Joseph P. Bellino..........   17,800          211,532                  0              0                     0             0

Roger D. Shannon...........        0              0                    0              0                     0             0

Brad A. Goranson...........        0              0                9,000         13,500                97,698        54,840

Howard F. Bates, Jr........    2,000           42,782              1,000          2,000                 9,140        18,280


-----------------


(1) Pre-tax value based on the fiscal year-end closing price of $19.63 per share.


Retirement Plans

     The Company maintains a 401(k) defined contribution retirement plan and the Steel Technologies Inc. Nonqualified Deferred Compensation Plan. The Company's contribution to each of the named executive officers participating in these plans has been included under the caption "All Other Compensation" in the summary compensation table.

Certain Transactions

     Stuart N. Ray, a Director of the Company, owns The Peregrine Company ("Peregrine"). Peregrine was organized in 1994 to engage in the business of purchasing and reselling scrap steel products. The Company is a major supplier of scrap steel to Peregrine. Total amounts paid by Peregrine to the Company in fiscal 2006 for scrap steel products were approximately $13,884,000. In July 1995, the Board of Directors approved the sale of scrap steel products to Peregrine and its predecessor entity, in such amounts, for such prices, and upon such terms as the authorized officer of the Company from time to time determines to be in the best interests of the Company. Management reports all transactions with Peregrine to the Audit Committee of the Board of Directors as frequently as requested by the Committee, but at least annually. Most recently, in April 2006, the Audit Committee reviewed and approved transactions between the Company and Peregrine. The Company has the ability to continue or cease selling scrap steel to Peregrine at any time.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors is responsible for administering the Company's executive compensation program. The Committee consists of Mark G. Essig, Chair, Jimmy Dan Conner, Andrew J. Payton, and Doug A. Bawel, all of whom are outside independent Directors. The Committee meets at least annually to review the compensation program for the executive officers of the Company. All decisions by the Committee relating to the compensation of the Company's executive officers are reviewed by the full Board of Directors except where required to be made solely by the Committee. No member of the Committee is eligible to participate in any of the compensation plans or programs it administers.

Compensation Policy

     The compensation policy of the Committee is based upon several goals. They are as follows:


     . To encourage the achievement of strong financial and operational performance of the Company;

     . To align compensation with the Company's annual and long-term business strategies and objectives; and

     . To attract, retain, and motivate top quality executives.

Executive Compensation Program

     The Committee believes that a meaningful portion of the compensation paid to executive officers should relate to both the short-term and long-term profitability of the Company. Therefore, the executive officers' compensation program is composed of base salary, bonus, and long-term incentive compensation. The Committee believes that this combination reflects the Committee's policy that the executive officers' compensation should be related to profitability.

     Base Salary and Bonus. The Committee's practices in determining base salaries for the executive officers are largely subjective and not subject to specific measurement criteria. The Committee reviews information regarding historical compensation for each executive officer on an individual basis as well as the relationship of the individual's compensation to the overall compensation of all executive officers of the Company. Additionally, the Committee considers the relationship of the executive officers' compensation to the compensation of other executive officers in the intermediate steel processing industry. The Committee also solicits recommendations from the Chairman of the Board for annual compensation of the executive officers. No specific weighting is given to any of the foregoing factors in evaluating annual compensation for the executive officers.

     A significant amount of each executive officer's compensation is tied to the Company's profitability and is the largest variable in determining annual compensation. The Company's executive officers, along with certain other key employees, participate in the Company's cash bonus plan (the "Bonus Plan"). The Bonus Plan provides that the participants receive an amount equal to approximately 7% of the Company's adjusted net income. Each executive officer's participating percentage in the bonus program can be adjusted, up or down, based upon performance as determined by the Committee after consultation with the Chairman of the Board with no dollar limitation. The Committee believes that the bonus portion of the executive compensation program is effective in motivating the executive officers of the Company to use their leadership to improve the profitability of the Company. The Committee also believes that an adequate base salary is necessary to retain effective executive officers and encourage management to make decisions in the short and long-term best interest of the Company.

     Long-Term Incentives. The Committee believes that, in addition to the Bonus Plan, which should motivate the executive officers to improve current profitability, it is appropriate for the Company to provide long-term incentives to motivate the executive officers to improve long-term profitability as well. The executive officers of the Company have outstanding options under the 1995 Stock Option Plan and the 2000 Stock Option Plan and restricted stock awards under the 2006 Restricted Stock Plan (collectively the "Stock Plans"). The purpose of the Stock Plans is to further the interests of the Company by encouraging key employees, including the executive officers, to remain as employees and by providing the employees with additional incentives for performance and efficiency consistent with the long-term best interests of the shareholders. The Committee believes that the Stock Plans provide the Company with the ability to meet the goals of the executive compensation program as it aligns the interest of the executive officers with the interest of the shareholders by providing value to the executive officers directly tied to the value of the Company's Common stock. Factors considered by the Committee in granting stock options and awards under the Stock Plans to the executive officers include the position held by each individual in the Company, the individual's performance, and the timing and amount of previous grants. In fiscal 2006, the Committee issued to the Company's executive officers 15,000 options, all of which were from the 2000 Stock Option Plan, and 36,000 shares of restricted stock under the 2006 Restricted Stock Plan.

Compensation of the Chief Executive Officer

     Consistent with the Committee's general philosophy for compensation, Bradford T. Ray is compensated through base salary, bonus and incentive compensation. As with other executive officers, the profitability of the Company is the primary variable in the compensation paid to these executive officers. In evaluating annual compensation for Mr. Ray, the Committee examines the operating performance of the Company for prior years, as well as the projections and expectations for the current year and considers the reported compensation of companies included in its peer group.

     Under Mr. Ray's direction, the Company has continued to make significant capital expenditures in new and improved equipment and facilities, as well as investments in acquisitions, subsidiaries and joint ventures, all with the effect of diversifying the Company's products and services. This aggressive commitment to market expansion enables the Company to increase the products and services offered to the marketplace and expand its capabilities to meet its customers' increasing needs, all of which are expected to add to shareholder value. The Committee believes that the performance and direction of Mr. Ray has been critical to the success of the Company. In determining the Chief Executive Officer's base salary and bonus percentage for 2006, the Committee noted these factors as well as the Company's operational and financial results for fiscal 2005 in relation to prior years and the Company's peer group. In January 2006, the Committee increased Mr. Ray's annual base salary by $10,000. In April 2006, the Committee awarded Mr. Ray 13,000 restricted shares under the 2006 Restricted Stock Plan with the restrictions lapsing ratably over a three-year period.

     The Committee believes the variable components of the Chief Executive Officer's compensation provide performance-related compensation adequate to motivate the Chief Executive Officer to use his leadership to improve the Company's profitability. A substantial portion of the Chief Executive Officer's annual compensation corresponds directly to the financial performance of the Company through his participation in the Bonus Plan. The Chief Executive Officer also benefits from the appreciation in value of the Company's stock through the Company's Stock Plans. The Committee takes note of the fact that Mr. Bradford T. Ray owns a significant number of shares of the Company's stock, and believes that his ownership interest creates an additional incentive to provide the leadership necessary to improve the long-term profitability of the Company.

Section 162(m) of the Internal Revenue Code

     Section 162(m) of the Internal Revenue Code, added as part of the Omnibus Budget Reconciliation Act of 1993, imposes a limitation on deductions that can be taken by a publicly held corporation for compensation paid to certain of its executives. Under Section 162(m), a deduction is denied for compensation paid in a tax year to a corporation's chief executive officer or any of its other four most highly compensated officers to the extent that such compensation exceeds $1 million. Restricted stock granted under the Company's 2006 Restricted Stock Plan is not considered "performance-based" compensation under Section 162(m), so that compensation in excess of $1 million realized upon the vesting of restricted stock will not be deductible by the Company. Certain performance-based compensation, however, is specifically exempt from the deduction limit. The Committee has been advised that, based on regulations issued by the Internal Revenue Service, if Item II, appearing elsewhere in this proxy statement, is approved by the shareholders, cash bonuses paid under the shareholder approved plan will be exempt from the deduction limit and outstanding stock options granted under the Company's stock option plans will be unaffected by Section 162(m).

     The Committee has carefully considered the effect of Section 162(m) on the Company's existing compensation program. For the foreseeable future, the Committee anticipates that compensation received by its covered executives will be within the limits on deductibility. The Committee will continue to assess the practical impact of Section 162(m) on the Company's executive compensation program and determine what additional action, if any, is appropriate. For the foreseeable future, the Committee does not expect Section 162(m) to have any practical effect on the Company's compensation program.

                                            COMPENSATION COMMITTEE

                                            Mark G. Essig, Chair
                                            Doug A. Bawel
                                            Jimmy Dan Conner
                                            Andrew J. Payton

                             AUDIT COMMITTEE REPORT

     The Audit Committee currently consists of three independent directors. The Board has determined that each Committee member meets the current standards of the Securities and Exchange Commission ("SEC") and The NASDAQ Stock Market (the "Exchange") to be considered an "independent director." The Board has also determined that one member, Mark G. Essig, is an "Audit Committee financial expert" as defined by the SEC. The Committee has a Charter, which was adopted by the Board in 2000, with revisions adopted in 2003 and 2005. The Charter describes the authority and responsibilities of the Committee and meets the standards of the SEC and the rules of the Exchange. The Committee reviews and assesses the adequacy of the Charter on an annual basis. PricewaterhouseCoopers LLP (the "independent registered public accounting firm") was retained by the Committee to perform an integrated audit of the Company's consolidated financial statements. As prescribed by the Charter, the independent registered public accounting firm reports directly to the Committee. The Audit Committee also has authority to retain independent legal, accounting or other advisors at the Company's expense.

     As described more fully in its Charter, the Committee monitors and oversees the financial reporting process, the system of internal controls, the internal audit function, the independent registered public accounting firm, and the Company's program for legal and regulatory compliance. To place the Committee's role in perspective, management is responsible for the Company's internal controls, the preparation of financial statements in accordance with generally accepted accounting principles, the financial reporting process, and the Company's compliance. The independent registered public accounting firm is responsible for performing an audit of the Company's financial statements, in accordance with the standards of the Public Company Accounting Oversight Board (United States), on the effectiveness of the Company's internal control over financial reporting and on management's assessment of the effectiveness of the Company's internal control over financial reporting. The Committee reviews the work of management, the Company's internal auditor and the independent registered public accounting firm on behalf of the Board of Directors.

     The Committee also considers reports from the Company's internal audit department, which investigates the adequacy of internal financial controls. The Committee reviews reports from the Company's legal department on compliance with the Company's internal Code of Conduct; with the Company's Code of Ethics for the Chief Executive Officer, Financial Executives, and Financial Professionals; and with laws and regulations.

     The Committee met five times during the year, during which the committee members had discussions with management, the Company's internal auditor and, at four of those meetings, with the independent registered public accounting firm. Management has represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Committee reviewed and discussed those statements with management and the independent registered public accounting firm, including discussions with the independent registered public accounting firm with representatives of management excluded. Those discussions included a review with management and the independent registered public accounting firm of the reasonableness of significant estimates and judgments used by management in the preparation of the Company's financial statements and the Company's critical accounting policies. The Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as amended by No. 90 (Audit Committee Communications). The independent registered public accounting firm gave to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with

Audit Committees). The Committee discussed with the independent registered public accounting firm their independence and ability to conduct the audit. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ending September 30, 2006.

     The following table shows the fees that the Company paid or accrued for the audit and other services provided by PricewaterhouseCoopers LLP for fiscal years 2006 and 2005.

                                                    2006           2005

Audit Fees                                        $651,800       $566,600
                                                  --------       --------
                  Total Audit Fees                $651,800       $566,600

Tax Fees                                          $ 27,520       $ 54,500
                                                  --------       --------
                  Total                           $679,320       $621,100

     Audit Fees. This category includes the audit of the Company's annual financial statements, review of financial statements included in the Company's Form 10-Q Quarterly Reports, advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements. In addition, audit fees incurred in fiscal 2006 include the audit of the Company's internal control over financial reporting and the evaluation of management's assessment of the effectiveness of the Company's internal control over financial reporting.

     Tax Fees. This category consists principally of reviews of tax returns and advice on tax matters.

     Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm. The Audit Committee approved the fiscal 2006 audit and non-audit services provided by PricewaterhouseCoopers LLP. The non-audit services approved by the Audit Committee were also reviewed to ensure compatibility with maintaining the auditor's independence. The Audit Committee implemented pre-approval policies and procedures related to the provision of both audit and non-audit services. Under these procedures, the Audit Committee pre-approves both the type of service to be provided by PricewaterhouseCoopers LLP and their estimated fees. In addition, the Committee must pre-approve PricewaterhouseCoopers LLP rendering personal financial and tax advice to any of the Company's executive officers. During the approval process, the Audit Committee considers the impact of the types of services on the independence of PricewaterhouseCoopers LLP. The services and fees must be deemed compatible with the maintenance of their independence, including compliance with SEC rules and regulations. Throughout the year, the Audit Committee will review any revisions to the estimates of audit and non-audit fees initially approved.

                                                   AUDIT COMMITTEE
                                                   Andrew J. Payton, Chair
                                                   Doug A. Bawel
                                                   Mark G. Essig

                               PERFORMANCE GRAPH

     The following performance graph compares the performance of the Company's Common Stock to the Russell 2000 Index and the S&P Steel Index for the Company's last five fiscal years. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at September 30, 2001 and that all dividends were reinvested.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
              AMONG STEEL TECHNOLOGIES INC., THE RUSSELL 2000 INDEX
                            AND THE S & P STEEL INDEX



                                         Measurement Period
                                        (Fiscal Year Covered)
                        --------------------------------------------------------

                          2001      2002      2003      2004      2005     2006
                        -------   -------   -------   -------   -------  -------
Steel Technologies Inc. $100.00   $222.03   $165.70   $344.34   $352.52  $270.20
Russell 2000 Index      $100.00   $ 90.70   $123.80   $147.04   $173.44  $190.65
S & P Steel Index       $100.00   $ 98.49   $113.03   $229.82   $290.75  $487.73



* $100 invested on 9/30/01 in stock or index-including reinvestment of dividends. Fiscal year ending September 30.

      ITEM II. APPROVAL OF THE STEEL TECHNOLOGIES INC. 2007 CASH BONUS PLAN

Introduction

     In 1985, the Compensation Committee of the Board of Directors adopted a cash bonus plan for executive officers, along with certain other officers and key employees, which has undergone several amendments. Pursuant to the current plan, the Compensation Committee reviews the Chairman of the Board's recommendations and, for executive officers, determines the share of the cash bonus pool each participant is to receive. As noted in the Compensation Committee Report on Executive Compensation, appearing elsewhere in this proxy statement, a significant amount of each executive officer's compensation is tied to the Company's profitability, the cash bonus is the largest variable in determining annual compensation, and each executive officer's participating percentage in the bonus program can be adjusted, up or down, with no dollar limitation, based upon performance as determined by the Committee after consultation with the Chairman of the Board. The existing plan provides for a cash bonus pool which is based upon bonus shares to executive officers, along with certain other officers and key employees, payable on a quarterly basis. The existing cash bonus plan provides that the cash bonus pool be an amount equal to 7% of the Company's adjusted net income, excluding income from Mi-Tech Steel and Ferrolux Metals, determined before taxes, bonuses and LIFO inventory adjustment, for each fiscal quarter.

Section 162(m) Limitation on Deduction for Compensation

     Section 162(m) of the Internal Revenue Code generally precludes a federal income tax deduction for annual compensation in excess of $1 million paid to any of the five most highly compensated officers of a public company. However, amounts that constitute "performance-based compensation" are not counted toward the $1 million limit. To satisfy the requirements that apply to performance-based compensation, Section 162(m) requires that the cash bonus plan, including the performance goal(s) established thereunder, be approved by shareholders.

Steel Technologies Inc.  2007 Cash Bonus Plan

     The Board of Directors believes it is in the best interests of the Company for payments under the Company's cash bonus plan to qualify as performance-based compensation under Section 162(m) and therefore be exempt from the $1 million deduction limitation. The Compensation Committee has recommended to the Board of Directors the adoption of a new cash bonus plan and the Board of Directors has adopted, and recommended that the shareholders approve the adoption of, a new cash bonus plan to replace the existing cash bonus plan. If approved by shareholders, bonus payments under the new plan will qualify as performance-based compensation under Section 162(m). No payments will be made under the new cash bonus plan unless shareholder approval is obtained.

     The Compensation Committee and the Board of Directors approved and adopted, and recommends that shareholders approve the adoption of the following Steel Technologies Inc. 2007 Cash Bonus Plan:

     The title of the plan shall be the Steel Technologies Inc. 2007 Cash Bonus Plan (the "Plan"). The Plan shall operate and be administered as follows:
     (a) the authority to control and manage the operation and administration of the Plan shall be vested in a subcommittee of the Compensation Committee appointed by the Board (the "Committee"), consisting solely of two or more independent directors, each of whom qualifies as an "outside director" under Section 162(m) of the

     Internal Revenue Code of 1986, as amended, and the regulations  thereunder;
     (b) the Committee shall review the Chairman of the Board's recommendations and, subject to the terms and conditions of the Plan, determine from time to time the participants in the Plan, the share of the cash bonus pool each participant will receive, the formula used to create the cash bonus pool and the percent of that formula to be contributed quarterly to the cash bonus pool under the Plan; (c) the performance goal(s) applicable to all bonus payments shall be based upon a measure of company net income, and the specific formula for determining net income for purposes of the Plan shall be established from time to time by the Committee; (d) prior to the payment of any bonus amount under the Plan, the Committee shall certify the attainment of the performance goal(s) and any other material terms of the bonus payment; (e) participation shall be limited to executive officers and other key officers and managers; (f) notwithstanding any other provisions of the Plan, the amount any participant may receive annually under the Plan shall be limited to $750,000; (g) except to the extent prohibited by applicable law, the Committee may delegate any of its responsibilities and authority to any officer or officers of the Company selected by it; and (h) all decisions by the Committee related to the Plan will be final and binding on all persons.


 Vote Required

     Approval of the Steel Technologies Inc. 2007 Cash Bonus Plan requires the affirmative vote of the holders of a majority of the total votes of the Company's Common Stock cast on the proposal, in person or by proxy, at the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast either for or against the proposal.

     The Board of Directors recommends that shareholders vote FOR approval of the Steel Technologies Inc. 2007 Cash Bonus Plan.

     The Company maintains three plans that may grant equity compensation, all of which have been approved by shareholders: Steel Technologies Inc. 2000 Stock Option Plan, the Second Steel Technologies Inc. Nonemployee Directors Stock Plan, and the Steel Technologies Inc. 2006 Restricted Stock Plan. A fourth shareholder-approved plan, the Steel Technologies Inc. 1995 Stock Option Plan, has expired, but unexercised, options issued under that plan which remain outstanding.

                        Number of securities
                         to be issued upon       Weighted-average         Number of securities
                            exercise of          exercise price of      remaining available for
                        outstanding options,    outstanding options,     future issuance under
Plan Category           warrants and rights     warrants and rights    equity compensation plans
-------------           --------------------    --------------------   -------------------------

Equity compensation plans
approved by security holders:

Steel Technologies Inc.
1995 Stock Option Plan         35,000                $11.49                           0

Steel Technologies Inc.
2000 Stock Option Plan        303,400                 $8.93                      14,700 (1)

Second Steel Technologies
Inc. Nonemployee Directors
Stock Plan                          0 (2)              (3)                       43,289

Steel Technologies Inc. 2006      - -                  - -                      220,000
Restricted Stock Plan

------------------------------------------------------------------------------------------------
Equity compensation plans not
approved by security holders      None                 None                      None
------------------------------------------------------------------------------------------------
Total                         338,400                 $9.31                     277,989
------------------------------------------------------------------------------------------------



(1) Represents shares forfeited since November 4, 2005.

(2) In order to align the interests of the Company's nonemployee directors with those of its shareholders, Directors who are not officers or employees of the Company receive a fee of $7,500 per quarterly board meeting for their services as a director and are reimbursed for travel and other expenses incurred in connection with their attendance at meetings of the Board. All nonemployee directors who, as of the first day of any calendar year, have not attained the age of 60, receive one-half of their annual retainer fee in the form of shares of the Company's common stock. Any nonemployee director may elect to receive all of the remaining portion of his or her annual retainer fee in the form of Common Stock.

(3) The number of shares issued to each eligible director is determined quarterly based upon the fair market value of the Company's stock as of the first trading day of the week of the scheduled date of the regular meeting of the Board of Directors.

(4) The 2006 Restricted Stock Plan ("Plan") authorizes the award of up to 300,000 shares of common stock to eligible employees of the Company selected by the Compensation Committee from time to time to receive such awards. Each award under the Plan will be evidenced by an agreement that will impose certain conditions and restrictions on the shares awarded. No awards may be made under the 2006 Restricted Stock Plan after January 26, 2016.

                              SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the next annual meeting of shareholders must be received by the Company at its principal executive offices in Louisville, Kentucky on or before August 14, 2007 for inclusion in the Company's proxy statement and form of proxy relating to that meeting and must comply with the applicable requirements of the federal securities laws. The Company's Bylaws impose certain advance notice requirements on a shareholder nominating a director or submitting a proposal to a meeting of shareholders. Such notice must be submitted to the Secretary of the Company no earlier than 90, nor later than 60 days, before an annual meeting, and must contain the information prescribed by the Bylaws, copies of which are available from the Secretary. These requirements apply even if the shareholder does not desire to have his or her nomination or proposal included in the Company's proxy statement.

                    PROCEDURES FOR SHAREHOLDER COMMUNICATIONS
                           WITH THE BOARD OF DIRECTORS

     Shareholders who wish to communicate directly with the Board of Directors or the non-management directors, individually or as a group, may do so by sending written communications addressed to them, in care of the corporate secretary, at the Company's corporate offices in Louisville, Kentucky. The Company's corporate secretary shall be responsible for collecting, reviewing and distributing as appropriate all communications sent to the Board of Directors or the non-management directors. The corporate secretary shall not, however, forward communications that concern matters which are unrelated to the duties and responsibilities of the Board of Directors or which the secretary determines to be inappropriate for the Board's consideration. In such cases, the corporate secretary may choose to respond himself or forward correspondence elsewhere within the Company for review and possible response. All communications to the Board of Directors, the non-management directors or to any individual director that relate to the Company's accounting, auditing, internal controls or financial disclosure matters shall be referred immediately to the chair of the Audit Committee.

                                  OTHER MATTERS

     Representatives of PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm, will be present at the Annual Meeting, will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

     The Board of Directors knows of no business, which will be presented for consideration at the Annual Meeting other than that described above. However, if any such other business should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies in respect of any such business in accordance with their best judgment.

                                              By Order of the Board of Directors

                                              John M. Baumann, Jr.
Louisville, Kentucky
December 21, 2006                             Secretary

                                                                           PROXY

                            STEEL TECHNOLOGIES INC.

          This Proxy is Solicited on behalf of the Board of Directors

The undersigned hereby appoints Bradford T. Ray and Michael J. Carroll, and each of them, as proxies, with full power of substitution, and authorizes them, and each of them to vote and act with respect to all shares of common stock of Steel Technologies Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Thursday, January 25, 2007 at 9:00 A.M. EST, at the Company's Corporate Offices, 15415 Shelbyville Road, Lousiville, Kentucky, and at any and all adjournments within 120 days thereof.

      Dated:                                                           ,200
                                   -----------------------------------       ---


                                   ---------------------------------------------
                                    Signature


                                   ---------------------------------------------
                                    Signature

                                   Name (s) should be signed exactly as shown to the left hereof. Title should be added if signing as executor, administrator, trustee, etc.

 PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE.


The proxies shall vote such shares as specified herein. If a choice is not specified, they shall vote for the election of all nominees for directors and in favor of proposal 2.

--------------------------------------------------------------------------------

The Board of Directors recommends a vote "FOR" each of the following proposals:

     1.   ELECTION OF DIRECTORS

          [  ] FOR all nominees listed    [   ] WITHHOLD AUTHORITY
               below (except as marked          to vote for all
               to the contrary below)           nominees listed below

          NOMINEES:  Michael J. Carroll    Stuart N. Ray    William E. Hellmann

     (INSTRUCTION: To withhold authority to vote for one or more individual nominees, write such name or names in the space provided below. Unless authority to vote for all the nominees listed above is withheld, the proxy will be deemed to confer authority to vote for every nominee whose name is not entered below.)

--------------------------------------------------------------------------------

     2.   PROPOSAL TO ADOPT THE COMPANY'S 2007 CASH BONUS PLAN

                          FOR          AGAINST                 ABSTAIN

     3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

             THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE